UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: August 7, 2008 (Date of earliest event reported: May 4, 2007)

E-SMART TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-30717	88-0409261
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

526 West 26th Street, Suite 710, New York, New York, 10001

(Address of principal executive offices) (Zip Code)

(212) 727-3790

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sale of Equity Securities

On May 4, 2007, our board of directors authorized the issuance of a total of 17,500,000 shares of Series A Convertible Preferred Stock (the “Series A Preferred”) as part of our previously reported recapitalization plan approved by our board on October 14, 2005. Shares of the Series A Preferred are convertible into shares of common stock at a conversion ratio of 65.191890 shares of common stock for each share of Series A Preferred. Holders of Series A Preferred are entitled to vote their shares on an “as converted” basis with the outstanding common stock and, as a result, represented approximately 70% of the total number of shares outstanding at the time their issuance was approved. The Series A Preferred conversion ratio is subject to adjustment as a result of stock splits or combinations involving the common stock, reclassifications, exchanges, substitutions or reorganizations. Shares of Series A Preferred are entitled to receive any dividend made on the common stock on an “as converted” basis. In the event of a voluntary or involuntary liquidation, dissolution or winding up of the company, the holders of the Series A Preferred will be entitled to receive their pro rata share of the assets of the company legally available for distribution determined on an “as converted” basis based on the conversion in effect at the time of liquidation.

The Series A Preferred were issued pursuant to an Extinguishment of Indebtedness and Stock Purchase Agreement dated October 14, 2005, with IVI Technologies, Inc., which beneficially owns approximately 61% of our outstanding common stock taking into account the Series A Preferred on an “as converted” basis.

Under our Articles of Incorporation, our board of directors approved the rights and preferences of the Series A Preferred on February 29, 2008. The Certificate of Designation of the Series A Preferred was filed with the Secretary of State of Nevada in May 2008.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

On March 6, 2008, we issued a press release announcing the appointment of Robert van Maasdijk as a director of the company. Since Mr. van Maasdijk’s appointment to our board, the Company and the board of directors have learned of certain misrepresentations made by Mr. van Maasdijk as well as certain actions taken by Mr. van Maasdijk which the board believes to be conduct inappropriate of a board member. As a result, Mr. van Maasdijk has been removed as a member of the board of directors.

The directors of the Company for the current term are Charles R. Black, Elliot M. Cole, Thomas J. Volpe and Mary A. Grace.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

No.	Description

4.1	Certificate of Designation of Series A Convertible Preferred Stock of E-Smart Technologies, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

E-SMART TECHNOLOGIES, INC.

Date: August 7, 2008	By:	/s/ Mary Grace
Mary Grace, President Chief Financial Officer

Exhibits

No.	Description

4.1	Certificate of Designation of Series A Convertible Preferred Stock of E-Smart Technologies, Inc.